SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 13, 2007

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

88-0456274
(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Address of principal executive offices)

Robert B. Dillon, President
Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Name and address of agent for service)

(713) 781-6173
(Telephone number, including area code of agent for service)

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

Exobox received a formal “Notice of Allowance” from the United States Patent and Trademark Office (USPTO), issued on July 24, 2007, for its name, Exobox (standard character mark), U.S. Serial Number 78/802623 (Trademark) . The Trademark has been allowed for use regarding “Computer software for internet and network security, for use in protecting computers and computer networks from viruses and other harmful cyberthreats” in International Class 9.The Trademark will be used in the marketing of both Exobox’s computer and server-based technologies. Additional Company pending domestic and foreign patent and trademark applications are being pursued by Osha Liang LLP, the Company’s outside patent and trademark counsel.

By: /s/ Robert B. Dillon
Robert B. Dillon, President

Dated: August 13, 2007